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                                                                 EXHIBIT 10.23



                      AMENDED AND RESTATED PROMISSORY NOTE


$1,500,000.00                                                    April 25, 2000


         MALIBU ENTERTAINMENT WORLDWIDE, INC., a Georgia corporation (formerly known as MOUNTASIA ENTERTAINMENT INTERNATIONAL, INC. and referred to hereinafter as "MAKER") and MARTIN B. SERETEAN, an individual ("PAYEE") hereby agree as follows:

         WHEREAS, on or about June 30, 1993, Maker executed and delivered to Payee that certain promissory note dated June 30, 1993 in the original principal amount of $6,150,000.00 (the "PRIOR NOTE"); and

         WHEREAS, Maker has to date promptly made the payments required under the terms of the Prior Note and has to date discharged its obligations under the Prior Note, and no default currently exists under the terms, conditions and provisions of the Prior Note; and

         WHEREAS, Maker and Payee have mutually agreed that it is in the best interests of both Maker and Payee to modify the terms of the Prior Note;

         NOW, THEREFORE, in consideration of the premises and of the mutual agreement by Maker and Payee, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Maker and Payee hereby amend and restate the terms of the Prior Note as follows:

         FOR VALUE RECEIVED, Maker hereby promises to pay to the order of Payee, residing at 19700 Oakbrook Circle, Boca Raton, Florida 33434 (or to such other person and/or at such other address as Payee may designate in writing to Maker at the address shown for Maker opposite the signature of Maker hereon, or at such other address for Maker as Maker may designate in writing to Payee), the principal sum of ONE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($1,500,000.00) in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

         From and after the date specified above, this Note shall bear interest on so much of the principal balance hereof as may be outstanding from time to time at a rate equal to seven percent (7%) per annum.

         This Note shall be payable as follows:

         Principal and interest shall be payable in equal monthly installments of TWENTY FIVE THOUSAND FIVE HUNDRED SEVENTY THREE AND 51/100 DOLLARS ($25,573.51), with the first of such installments to become due and payable on June 1, 2000, and a like amount, if not sooner paid, payable on the first day of each succeeding calendar month thereafter until May 1, 2006, at which time all unpaid principal and any accrued and unpaid interest thereon shall be due and payable in full.




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         If any monthly installment payment required in this Note becomes due and payable on a Saturday, Sunday or public holiday under the laws of the State of Georgia, such payment date shall be extended to the next business day.

         Maker at any time or from time to time may prepay all or any portion of the outstanding principal balance of this Note (together with accrued interest thereon through the date of such prepayment) without penalty or premium.

         The occurrence and continuation of any one of the following events ("EVENT OF DEFAULT") shall constitute a default hereunder: (i) Maker shall fail to make due and punctual payment of principal of or interest on this Note within 10 days after notice of such failure from Payee; (ii) Maker violates any covenant in this Note (other than payment when due of any installment of principal of or interest on this Note), and Maker fails to cure such violation within 30 days after notice thereof from Payee.

         If an Event of Default occurs and is continuing, then, at the option of Payee, the entire principal amount outstanding hereunder, together with accrued interest thereon, shall, upon written notice from Payee to Maker, become immediately due and payable. The rights, remedies, powers and privileges provided for herein are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         No waiver by Payee of any default shall be effective unless in writing, nor shall it operate as a waiver of any other default or of the same default on a future occasion. No delay or omission by Payee in exercising any of his rights, remedies, powers and privileges hereunder or at law and no course of dealing between Payee and Maker or any other person shall be deemed a waiver by Payee of any of such rights, remedies, powers and privileges even if such delay or omission is continuous or repeated, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise thereof by Payee or the exercise of any other right, remedy, power or privilege by Payee.

         Maker hereby waives presentment, demand, protest and notice of any kind (including notice of presentment, demand, protest, dishonor and nonpayment).

         Each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

         This Note shall be binding upon Maker and its successors and assigns and shall inure to the benefit of Payee and his heirs, legal representatives, successors and assigns.

         This Note in all respects shall be governed by and construed and enforced in accordance with the laws of the State of Georgia, without giving effect to principles of conflicts of laws. This Note may not be changed orally, but only by an instrument in writing executed by Maker and Payee.

         Payee hereby expressly and irrevocably waives, disclaims and releases any and all right, title and interest which Payee had, has or may have in or with respect to that certain property located and situated in Tarrant County, Texas and known as the Arlington Mountasia Fun Center.




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         This Note may be executed in duplicate originals so that both Payee and
Maker may have an executed original, but such duplicate originals shall constitute one and the same instrument, and there shall be only one Note which may be enforced in accordance with its terms, conditions and provisions.

         IN WITNESS WHEREOF, Maker and Payee have executed this Note as of the date first above written.

                                          MAKER:

Address:                                  MALIBU ENTERTAINMENT
                                          WORLDWIDE, INC.
717 North Harwood, Suite 1650
Dallas, Texas  75201
                                          By:
                                             ---------------------------------
                                                R. Scott Wheeler
                                                Chief Financial Officer


                                          PAYEE:
Address:

19700 Oakbrook Circle                        ---------------------------------
Boca Raton, Florida 33434                            Martin B. Seretean




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